SEAFIRST Bank of America NT & SA dba Seafirst Bank
BUSINESS LOAN AGREEMENT

	1. Promissory Note(s). All loans shall be evidenced by promissory notes in a form and substance satisfactory to Bank.
	2. Conditions to Availability of Loan/Line of Credit. Before Bank is obligated to disburse/make any advance, or at any time thereafter which Bank deems necessary and appropriate, Bank must receive all of the following, each of which must be in form and substance satisfactory to Bank ("loan documents"):
	2.1  Original, executed promissory note(s);
	2.2 Original executed security agreement(s) and/or deed(s) of trust covering the collateral described in Part A;
	2.3 All collateral described in Part A in which Bank wishes to have a possessory security interest;
	2.4  Financing statement(s) executed by Borrower;
	2.5 Such evidence that Bank may deem appropriate that the security interests and liens in favor of Bank are valid, enforceable, and prior to the rights and interests of others except those consented to in writing by Bank;
	2.6  The following guaranty(ies) in favor of the Bank:
	2.7 Subordination agreement(s) in favor of Bank executed by:
	2.8  Evidence that the execution, delivery, and performance by Borrower of
this Agreement and the execution, delivery, and performance  by Borrower   and
any corporate  guarantor  or corporate subordinating creditor  of any instrument or agreement required under this Agreement, as appropriate, have been duly authorized;
	2.9 Any other document which is deemed by the Bank to be required from time to time to evidence loans or to effect the provisions of this
Agreement;
	2.10 If requested by Bank, a written legal opinion expressed to Bank, of counsel for Borrower as to the matters set forth in sections 3.1 and 3.2, and to the best of such counsel's knowledge after reasonable investigation, the matters set forth in sections 3.3, 3.5, 3.6, 3.7, 3.8 and such other matters as the Bank may reasonably request;
	2.11 Pay or reimburse Bank for any out-of-pocket expenses expended in making or administering the loans made hereunder including without limitation attorney's fees (including allocated costs of inhouse counsel);
	2.12 Other (describe):
	3.   Representations  and Warranties. Borrower represents and warrants  to
Bank, except   as Borrower has disclosed to Bank in writing, as of the date of this Agreement  and hereafter so long as credit granted under this Agreement is available  and  until full and final payment of all sums outstanding under this Agreement and promissory notes that:
	3.1 Borrower is duly organized and existing under the laws of the state of its organization as a:
               General           Limited
X Corporation  Partnership       Partnership
__ Sole Proprietorship
dba
LLC with duration of Borrower is properly licensed and in good standing in each state in which Borrower is doing business and Borrower has qualified under, and complied  with,  where required, the fictitious or trade name statutes of each state in which Borrower is doing business, and Borrower has obtained all necessary government approvals for  its business  activities; the execution, delivery, and performance  of  this Agreement and  such  notes and other instruments required  herein  are within Borrower's  powers,  have been duly authorized, and, as to Borrower and any guarantor, are not in conflict with the terms of any charter, bylaw, or other organization papers of Borrower,  and  this Agreement, such notes and the loan documents are valid and enforceable according to their terms;
	3.2 The execution, delivery, and performance of this Agreement, the loan documents and any other instruments are not in conflict with any law or any indenture, agreement or undertaking to which Borrower is  a party or by which Borrower is bound or affected;
	3.3 Borrower has title to each of the properties and assets as reflected in its financial statements (except such assets which have been
sold or   otherwise disposed of in the ordinary course of business), and  no assets  or revenues of the Borrower are subject  to any  lien except  as required or permitted by this Agreement, disclosed  in  its financial statements or otherwise previously  disclosed  to  Bank in writing;
	3.4 All financial information, statements as to ownership of Borrower and all other statements submitted by Borrower to Bank, whether previously or in the future, are and will be true and correct in  all material  respects upon submission and are and will  be complete  upon submission insofar as may be necessary to give Bank a true and accurate knowledge of the subject matter thereof;
	3.5 Borrower has filed all tax returns and reports as required by law to be filed and has paid all taxes and assessments applicable to Borrower or to its properties which are presently due and payable, except those being contested in good faith;
	3.6 There are no proceedings, litigation or claims (including unpaid taxes) against Borrower pending or, to the knowledge of the Borrower, threatened, before any court or government agency, and no other  event has  occurred  which may have a material adverse effect on Borrower's financial condition;
	3.7 There is no event which is, or with notice or lapse of time, or both, would be, an Event of Default (as defined in Section 7)under this
Agreement;
	3.8 Borrower has exercised due diligence in inspecting Borrower's properties for hazardous wastes and hazardous substances. Except as otherwise previously disclosed and acknowledged  to Bank in writing:
(a)  during  the period  of Borrower's ownership  of  Borrower's properties, there has been no use, generation, manufacture, storage, treatment, disposal, release or threatened release of any hazardous waste or hazardous substance by any person in, on, under or about  any of  Borrower's  properties; (b)
Borrower has no actual or constructive knowledge  that  there  has  been any  use, generation, manufacture, storage,  treatment,  disposal, release or threatened release of any hazardous waste or hazardous substance by any person in, on, under or about any of Borrower's properties by any prior owner or occupant  of any  of Borrower's properties; and (c)  Borrower  has  no actual  or constructive notice of any actual or threatened litigation or claims of any  kind by any person relating to such matters.  The terms "hazardous
waste(s),"hazardous   substance(s),"  "disposal," "release," and "threatened
release" as used in this Agreement shall have the same meanings as  set forth in the Comprehensive Environmental  Response, Compensation, and Liability
Act of 1980, as amended, 42 U.S.C.  Section 9601, et seq.,  the Superfund
Amendments and Reauthorization  Act  of 1986,   as  amended, Pub.  L.  No.
99-499,  the  Hazardous Materials Transportation Act, as amended, 49 U.S. C.
Section 1801, et seq., the Resource  Conservation and Recovery Act, as
amended, 49 U.S.C.  Section 6901,  et  seq.,  or other applicable state or federal laws,  rules or regulations adopted pursuant to any of the foregoing.
	3.9 Each chief place of business of Borrower, and the office or offices where Borrower keeps its records concerning any of the collateral, is located at:
	4. Affirmative Covenants. So long as credit granted under this Agreement is available and until full and final payment of all sums outstanding  under this Agreement and promissory note(s) Borrower will:
	4.1 Use the proceeds of the loans covered by this Agreement only in connection with Borrower's business activities and exclusively for the following purposes:
	4.2 Maintain current assets in an amount at least equal to __1.30_ times current liabilities, and not less than $__1,200,000___ in excess thereof.  Current assets and current liabilities shall be determined in accordance with generally accepted accounting principles and practices, consistently applied;
	4.3 Maintain a tangible net worth of at least $__2,200,000___and not permit Borrower's total indebtedness which is not subordinated in a manner satisfactory to Bank to exceed ___2.30__times Borrower's tangible net
worth.  "Tangible net worth" means the  excess of  total assets   over
total liabilities,  excluding, however, from the determination of total assets
(a) all assets which should be classified as intangible assets such as goodwill, patents, trademarks, copyrights, franchises, and deferred charges (including unamortized debt discount and research and development costs),
(b) treasury stock, (c) cash held in a sinking or other similar fund established for the purpose of redemption or other retirement of capital stock, (d) to the extent not already deducted  from  total assets, reserves for  depreciation, depletion, obsolescence  or  amortization  of  properties and other reserves or appropriations of retained earnings which  have  been or should be established in connection with the business conducted by the relevant corporation, and (e) any revaluation or other write-up in book value of assets subsequent to the fiscal year - of such corporation  last ended at the date of this Agreement;
     4.4 Upon request Borrower agrees to insure and to furnish Bank with evidence of insurance covering the life of Borrower (if an individual) or the lives of designated partners or officers of Borrower (if a partnership or corporation) in the amounts stated below. Borrower shall take such actions as are reasonably requested by Bank, such as assigning the insurance policies to Bank or naming Bank as beneficiary and obtaining the insurer's acknowledgment thereof, to provide that  in the event of the death of any of the named insureds the policy proceeds will be applied to payment of
Borrower's obligations owing to Bank;
     Name:  ________N/A________Amount:  $ ____________
     Name:  ________N/A________Amount:  $ ____________
     4.5  Promptly give written notice to Bank of: (a) all litigation  and claims made or  threatened affecting Borrower  where  the  amount  is
$_100,000___ or more; (b) any substantial dispute which may exist between Borrower and any governmental regulatory body or law enforcement authority;
(c) any Event of Default under this Agreement or any  other agreement with Bank or any other creditor or any event which become an Event of Default; and (d) any other matter which has resulted or might result in a material adverse change in Borrower's financial condition or operations;
     4.6  Borrower shall as soon as available, but in  any  event  within
__120__ days following the end of each year and  within  __45__ days following the end of each _quarter__ provide  to  Bank,  in a form satisfactory to Bank
(including audited statements if required  at  any time   by  Bank),  such
financial statements and other information respecting the financial condition and operations of Borrower  as  Bank may reasonably request including
"Quarterly Compliance Certificates", as per the attached, and the U.S.
Securities Commission Report 10-K.
	4.7 Borrower will maintain in effect insurance with responsible insurance companies in such amounts and against such risks as is customarily maintained by persons engaged in businesses similar to that of Borrower and all policies covering property given as security  for the  loans  shall have loss payable clauses in favor of Bank. Borrower agrees to deliver to Bank such evidence of insurance as Bank may reasonably require and, within thirty
(30) days after notice from Bank, to obtain such additional insurance with an insurer satisfactory to the Bank;
     4.8  Borrower will pay all indebtedness taxes and other obligations for which the Borrower is liable or to which its income or property is subject before they shall become delinquent, except any which is being contested by the Borrower in good faith;
     4.9 Borrower will continue to conduct its business as presently constituted, and will maintain and preserve all rights, privileges and franchises  now  enjoyed, conduct Borrower's business  in  an orderly, efficient and customary manner, keep all Borrowers properties in good working order and condition, and from time to time make all needed repairs, renewals or replacements so that the efficiency of Borrower's properties shall be fully maintained and preserved;
     4.10 Borrower will maintain adequate books, accounts and  records and prepare all financial statements required hereunder in  accordance with
generally accepted   accounting   principles   and practices consistently
applied, and in compliance with the  regulations  of any governmental regulatory  body  having jurisdiction  over Borrower  or Borrower's business;
     4.11  Borrower will permit representatives of Bank to examine and make copies of  the  books  and  records of Borrower  and  to examine  the collateral of the Borrower at reasonable times;
     4.12 Borrower will perform, on request of Bank, such acts as may be necessary or advisable to perfect any lien or security interest provided  for  herein  or  otherwise  carry  out  the  intent of  this
Agreement;
       4.13 Borrower will comply with all applicable federal, state and municipal laws, ordinances, rules and regulations relating to its properties, charters, businesses and operations, including compliance with all minimum funding and other requirements related to  any  of Borrower's employee benefit plans;
       4.14  Borrower will permit representatives of Bank to enter onto
Borrower's  properties  to  inspect and test Borrower's properties  as Bank, in its sole discretion, may deem appropriate to determine Borrower's compliance with section 5.8 of this Agreement; provided however, that any such inspections and tests shall be for Bank's  sole benefit  and  shall not be construed to create any  responsibility  or liability on the part of
Bank to Borrower or to any third party.
	5. Negative  Covenants.  So  long as credit granted  under  this
Agreement is available  and  until full and final payment of all sums outstanding under this Agreement and promissory note(s):
     5.1 Borrower will not, during any fiscal year, expend or incur in the aggregate more than $___N/A___ for fixed assets for FYE 12/97, nor more than $____N/A___for any single fixed asset whether or not payable that fiscal year or later under any purchase agreement or lease;
     5.2 Borrower will not, without the prior written consent of Bank, purchase or lease under an agreement for acquisition, incur any other
indebtedness  for      borrowed  money,  mortgage,  assign,  or otherwise
encumber  any  of  Borrower's assets, nor sell, transfer  or otherwise hypothecate any such assets except in the ordinary course of business.
Borrower shall  not  guaranty, endorse, co-sign, or otherwise become liable upon the obligations of others, except by the endorsement of negotiable instruments for deposit or collection in the ordinary course of business.
For purposes of this paragraph, the sale or assignment of accounts receivable, or the granting of a security  interest  therein, shall be deemed the incurring of indebtedness for borrowed money;
     5.3 The total of salaries, withdrawals, or other forms of compensation, whether paid in cash or otherwise, by Borrower shall not exceed the following  amounts for the  persons  indicated,  nor will amounts in excess
of such limits be paid to any other person: 	Name:
_____________N/A________________________
     Monthly/Yearly Amount: $ _________________________
     Name:  _____________N/A________________________
     Monthly/Yearly Amount: $ _________________________
     5.4 Borrower will not, without Bank's prior written consent, declare any dividends on shares of its capital stock, or apply any of its assets to the purchase, redemption or other retirement of such shares, or otherwise amend its capital structure; except as shown in Exhibit "A";
     5.5 Borrower will not make any loan or advance to any person(s) or purchase or otherwise acquire the capital stock, assets or obligations of, or any interest in, any person, except:
     (a)  commercial bank time deposits maturing within one year, (b)
marketable general obligations of the United States or a State, or marketable obligations fully guarantied by the United States, (c) short-term commercial paper with the highest rating of a generally recognized rating service, (d)
other investments related to the Borrower's business which, together with such other investments now outstanding, do not in the aggregate exceed the sum of $100,000__ at any time;
     5.6 Borrower will not liquidate or dissolve or enter into any consolidation, merger, pool, joint venture, syndicate or other combination, or sell, lease, or dispose of Borrower's business assets as a whole or such as in the opinion of Bank constitute a substantial portion of Borrower's business or assets;
     5.7 Borrower will not engage in any business activities or operations substantially different from or unrelated to present business activities or operations; and
     5.8 Borrower, and Borrower's tenants, contractors, agents or other parties authorized to use any of Borrower's properties, will not use, generate, manufacture,  store,  treat,  dispose  of,  or release any hazardous  substance or hazardous waste in, on, under or about  any  of
Borrower's  properties,  except  as previously disclosed  to  Bank  in writing  as  provided in section 3.8; and any such  activity  shall  be conducted  in compliance with all applicable federal, state  and  local laws,  regulations and ordinances, including without limitation  those described in section 3.8.
     6. Waiver, Release and Indemnification.  Borrower hereby (a) releases and waives  any  claims  against  Bank  for  indemnity or contribution in the event Borrower becomes liable for cleanup or other costs under  any  of the applicable federal, state or local laws, regulations  or ordinances, including without limitation those described in section 3.8, and (b)agrees to indemnify and hold Bank harmless from and against any and all claims, losses, liabilities, damages, penalties and expenses which Bank  may directly or indirectly sustain or suffer resulting from a breach of (i) any of  Borrower's representations and warranties with  respect  to  hazardous wastes  and hazardous substances contained in section 3.8, or (ii)  section
5.8. The provisions of this section 6 shall survive the  full  and final payment of  all sums outstanding under this Agreement and promissory  notes and  shall not be affected by Bank's acquisition of any interest in  any  of the Borrower's properties, whether by foreclosure or otherwise.
7. Events of Default. The occurrence of any of the following events ("Events of Default") shall terminate any and all obligations on the part of Bank to make or continue the loan and/or line of credit and, at the option of Bank, shall make  all sums of interest and principal outstanding under the  loan and/or line of credit immediately due and payable, without notice of default, presentment or demand for payment, protest or notice of non payment or dishonor, or other notices or demands of any kind or character,  all  of which are waived by Borrower, and Bank may proceed with collection of  such obligations and enforcement and realization upon all security which  it  may hold and to the enforcement of all rights hereunder or at law
7.1  The Borrower shall fail to pay when due any amount payable by  it hereunder on any loans or notes executed in connection herewith;
7.2  Borrower  shall fail to comply with the provisions of  any  other covenant, obligation or term of this Agreement for a period of fifteen (15)
days after the earlier of written notice thereof shall have been given to the Borrower by Bank or Borrower or any Guarantor has knowledge of an Event of Default or an event that can become  an  Event of Default;
7.3  Borrower  shall  fail to pay when due any  other  obligation  for borrowed  money, or to perform any term or covenant on its part  to be performed under any agreement relating to such obligation or  any such other debt shall be declared to be due and payable and  such failure shall continue after the applicable grace period;
7.4  Any representation or warranty made by Borrower in this Agreement or in any other statement to Bank shall prove to have been  false or misleading  in any material respect when made or Borrower's representations regarding the
"year 2000 problem" shall cease to be true, whether or not true when made, and as a result Bank reasonably believes that Borrower's financial condition or its ability to pay its debts as they come due will thereby be materially impaired;
7.5  Borrower makes an assignment for the benefit of creditors, files a petition in bankruptcy, is adjudicated insolvent or bankrupt, petitions to any court for a receiver or trustee for Borrower or any substantial part  of its property, commences any proceeding relating to the arrangement, readjustment, reorganization or liquidation under any bankruptcy or similar laws, or if there is commenced against Borrower any  such proceedings which remain undismissed for a period of  thirty (30)  days  or, if Borrower by any act indicates its consent or acquiescence in any such proceeding or the appointment of any such trustee or receiver;
7.6 Any judgment attaches against Borrower or any of its properties for an amount in excess of $_100,000___which remains unpaid, unstayed on appeal, unbonded, or undismissed for a period of thirty (30) days;
7.7  Loss of any required government approvals, and/or any governmental regulatory  authority takes or institutes action which, in the  opinion of
Bank, will adversely affect Borrower's condition, operations or ability to repay the loan and/or line of credit;
7.8  Failure of Bank to have a legal, valid and binding first lien on, or  a valid and enforceable prior perfected security interest in, any property covered by any deed of trust or security agreement required under this
Agreement;
7.9 Borrower dies, becomes incompetent, or ceases to exist as a going concern;
7.10 Occurrence of an extraordinary situation which gives Bank reasonable grounds to believe that Borrower may not, or will be unable to, perform its obligations under this or any other agreement between Bank and Borrower; or
7.11 Any of the preceding events occur with respect to any guarantor of credit under this Agreement, or such guarantor dies or becomes incompetent, unless the obligations arising under the guaranty and related agreements have been unconditionally assumed by the guarantor's estate in a manner satisfactory to Bank.
8. Successors; Waivers. Notwithstanding the Events of Default above, this Agreement shall be binding upon and inure to the benefit of Borrower and
Bank, their respective successors and assigns, except that Borrower may not assign its rights hereunder. No consent or waiver under this Agreement shall be effective unless in writing and signed by the Bank and shall not waive or affect any other default, whether prior or subsequent thereto, and  whether of the same or different type.  No delay or omission on the part of the Bank in exercising any right shall operate as a waiver of such right or any other right.
9. Arbitration.
9.1 At the request of either Bank or Borrower any controversy or claim between the Bank and Borrower, arising from or relating to this Agreement or any Loan  Document executed  in  connection with  this Agreement  or  arising from any alleged tort shall be settled by arbitration in Spokane County Washington. The United States Arbitration Act will apply to the
arbitration  proceedings which   will   be   administered  by  the  American
Arbitration Association under its commercial rules of arbitration except that unless the amount of the claim(s) being arbitrated exceeds $5,000,000 there shall be only one arbitrator. Any controversy over whether an issue is arbitrable shall be determined by the arbitrator(s). Judgment upon the arbitration award may be entered in any court having jurisdiction. The institution and maintenance of any action for judicial relief or pursuit of a provisional  or ancillary remedy shall not constitute a waiver  of the right of either party, including plaintiff, to submit the controversy or claim to arbitration if such action for judicial relief is contested. For purposes of the application of the statute of limitations the filing of an arbitration as provided herein is the equivalent of filing a lawsuit and the arbitrator(s) will have the authority to decide whether any claim or controversy is barred by the statute of limitations, and if so, to dismiss the arbitration on that basis. The parties consent to the joinder in the arbitration proceedings of any guarantor, hypothecator or other party having an interest  related  to the claim or controversy being arbitrated
9.2 Notwithstanding the provisions of Section 9.1, no controversy  or claim shall  be  submitted to arbitration without the consent  of all parties if at the time of the proposed submission, such controversy or claim arises from or relates to an obligation secured by real property;
9.3 No provision of this Section 9 shall limit the right of the Borrower or the Bank to exercise self-help remedies such as setoff, foreclosure or sale of  any collateral, or obtaining  any ancillary provisional  or interim remedies from a court of competent jurisdiction before,  after  or  during the pendency of any arbitration proceeding. The  exercise  of  any such remedy does not waive the right  of either party  to request arbitration.
At Bank's option foreclosure under any deed  of  trust may be accomplished by exercise of the power  of  sale under the deed of trust or judicial foreclosure as a mortgage.
10.   Collection Activities, Lawsuits and Governing Law.  Borrower agrees  to pay Bank all costs and expenses (including reasonable attorney's fees and the allocated cost for in-house legal services incurred by Bank), to enforce this Agreement, any notes or any Loan Documents pursuant to this Agreement, whether or not suit is instituted. If suit is instituted by Bank to enforce this Agreement or any of these documents, Borrower consents to the personal jurisdiction of the Courts of the State of Washington and Federal Courts located in the State of Washington. Borrower further consents to the venue of this suit, being laid in King County, Washington. This Agreement and any notes and security agreements entered into pursuant to this Agreement shall be construed in accordance with the laws of the State of Washington.
11. Additional Provisions. Borrower agrees to the additional provisions set forth immediately following this Section 11 or on any "Exhibit_A______"
attached to  and  hereby  incorporated  into Agreement.   This  Agreement
supersedes  all  oral negotiations or agreements between Bank  and  Borrower with respect to the subject matter hereof and constitutes the entire understanding and Agreement of the matters set forth in this Agreement.
11.1 If any provision of this Agreement is held to be invalid or unenforceable, then (a) such provision shall be deemed modified if possible, or if not possible, such provision shall be deemed stricken, and
(b) all other provisions shall remain in full force and effect.
11.2 If the imposition of or any change in any law, rule, or regulation guideline or the interpretation or application of any thereof by any court of administrative or governmental authority (including any request or policy whether or not having the force of law) shall impose or modify any taxes (except U.S. federal, state or local income or franchise taxes imposed on
Bank),  reserve  requirements, capital          adequacy  requirements or other
obligations which would: (a) increase the cost to Bank for extending or maintaining any loans and/or line of credit to which this Agreement relates,
(b) reduce the amounts payable to Bank under this Agreement, such notes and other instruments, or (c) reduce the rate of return on Bank's capital as a consequence of Bank's obligations with respect to any loan and/or line of credit to which  this  Agreement relates, then Borrower agrees to pay  Bank such additional amounts as will compensate Bank therefor, within  five  (5)
days after Bank's written demand for such payment, which demand shall be accompanied by an explanation of such imposition or charge and a calculation in reasonable detail of the additional amounts  payable  by
Borrower, which explanation and calculations shall be conclusive, absent manifest error.
11.3 Bank may sell participations in or assign this loan in whole or in part without notice to Borrower and Bank may provide information regarding the
Borrower and this Agreement to any prospective participant or assignee. If a participation is sold or the loan is assigned the purchaser will have the
right of  set off  against          the Borrower and may enforce its interest
in the Loan irrespective  of  any claims or defenses the Borrower may have against the Bank.
12.Notices. Any notices shall be given in writing to the opposite party's signature below or as that party may otherwise specify in writing.
13.ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.
This  Business Loan Agreement (Parts A and B) executed by the parties on  April
13, 1998.   Borrower  acknowledges having read all of the provisions  of  this
Agreement and Borrower agrees to its terms.
Eastern Wholesale Team #1
SEAFIRST BANK
(Branch/Office)
By:       /S/ James R. Dean
Title:    Vice President
Address:         P.O. Box 1446
City, State, Zip: Spokane, WA  99210
Phone:    (509) 353-1480
Fax:      (509) 353-1492
The Coeur d'Alenes Company, Inc. (Borrower 	Name)
By:  /S/ Marilyn A. Schroeder
Title:    Treasurer/CFO
Address:  P.O. Box 2610
City, State, Zip: Spokane, WA  99220
Phone:    (509) 924-6363
Fax:      (509) 924-6924
Union Iron Works, Inc. of Spokane (Borrower 	Name)
By:  /S/ Marilyn A. Schroeder
Title:    Treasurer/CFO
Address:         P.O. Box 2610
City, State, Zip: Spokane, WA  99220
Phone:    (509) 924-6363
Fax:      (509) 924-6924
Form 3082, Rev. 11/93, Word 5.01

Exhibit A
The following modifications are hereby made and incorporated into this agreement:
Part B, Section 5.4, is hereby modified to read:
"Borrower will not, without Bank's prior written consent, declare any dividends in excess of 10% of its annual net (after tax) profit on shares of the capital stock ..."
Part B, Section 9.1 and Section 10:
The venue in both questions is hereby modified to read "Spokane County, Washington".
Initials